UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 11, 2012

Electronics For Imaging, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-18805	94-3086355
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

303 Velocity Way

Foster City, California 94404

(Address of Principal Executive Offices)

(650) 357-3500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)	Appointment of President.

As previously disclosed, Fred Rosenzweig retired from his position as President of Electronics For Imaging, Inc. (the “Company”) effective as of December 31, 2011. On May 11, 2012, the Board of Directors of the Company appointed Guy Gecht, the Company’s Chief Executive Officer, as its President, effective immediately. Mr. Gecht will not be receiving any additional compensation as a result of this appointment.

Mr. Gecht’s biography is included under “Executive Officers” in the Company’s Proxy Statement filed with the Securities and Exchange Commission on April 5, 2012 and is incorporated by reference herein.

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the 2012 annual meeting of stockholders (the “Annual Meeting”) of Electronics For Imaging, Inc. (the “Company”) held on May 11, 2012, the Company’s stockholders voted on three proposals and cast their votes as described below. The proposals are described in detail in the Proxy Statement.

Proposal 1:

The Company’s stockholders elected six (6) nominees to the Board of Directors, each to hold office until the next annual meeting or until his successor is duly elected and qualified.

Nominee	Votes For	% of Votes Cast For	Votes Withheld	% of Votes Withheld	Broker Non-Votes*
Eric Brown	38,663,599	91%	325,237	1%	3,725,845
Gill Cogan	37,948,845	89%	1,039,991	2%	3,725,845
Guy Gecht	38,388,610	90%	600,226	1%	3,725,845
Thomas Georgens	38,664,489	91%	324,347	1%	3,725,845
Richard A. Kashnow	38,651,339	90%	337,497	1%	3,725,845
Dan Maydan	37,953,047	89%	1,035,789	2%	3,725,845

*	Broker non-votes occur when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular matter because such broker, bank or other nominee does not have discretionary authority to vote on that matter and has not received voting instructions from the beneficial owner. Broker non-votes had no effect on the outcome of this proposal since the election of directors is based on the votes actually cast.

Proposal 2:

The Company’s stockholders cast their non-binding advisory votes to approve executive compensation as set forth below:

Votes For	% of Votes Cast For	Votes Against	% of Votes Against	Abstain	Broker Non-Votes**
37,306,585	87%	1,440,699	3%	241,552	3,725,845

**	This proposal is considered to be a non-routine matter under the rules of the New York Stock Exchange (the “NYSE”), which apply to all NYSE-licensed brokers. Broker non-votes had no effect on the outcome of this proposal since they are not considered entitled to vote on this proposal.

Proposal 3:

The Company’s stockholders ratified the appointment of Pricewaterhouse Coopers LLP as the company’s independent registered public accounting firm for the fiscal year ending December 31, 2012 as set forth below:

Votes For	% of Votes Cast For	Votes Against	% of Votes Against	Abstain	Broker Non-Votes
41,635,075	98%	1,063,663	2%	15,943	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: May 16, 2012	ELECTRONICS FOR IMAGING, INC.

	By:	/S/ GUY GECHT
	Name:	Guy Gecht
	Title:	Chief Executive Officer